UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 15, 2003

AutoFund Servicing, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 (I.R.S. Employer Identification No.)	18026 Cerca Azul, San Antonio, TX (Address of principal executive offices)
Issuer's telephone number: (210) 402-6344	78259 (Zip Code)

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Table of Contents

Item 1 Changes in Control of Registrant	3
Item 5 Other Events	3
Sinatuares	4

2

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Item 1 Changes in Control of Registrant

On  May 14, 2003 Amerifinancial Group, Inc. purchased 9,000,000 common restricted shares from James D. Haggard for a cost of $100,000 cash.  The 9,000,000 common restricted shares represent 44% of the outstanding 20,480,000 common shares.

On the same date  Business Venture Quest, Inc. purchsed 9,000,000 common restricted shares from James D. Haggard for a cost of $100,000 cash.  The 9,000,000 common restricted shares represent 44% of the outstanding 20,480,000 common shares.

ITEM 5:  Other Events and Regulation FD Disclosure

On May 14, 2003 Mr. James D. Haggard, Director of Autofund Servicing, Inc., and without any disagreement with the Company appointed J.T. Cloud as incoming Director of Autofund Servicing, Inc., and Mr. James D. Haggard resigned as Director of Autofund Servicing, Inc.   Mr. James D. Haggard also resigned his positions as President, Chairman, Secretary/Treasurer, Principal Financial and Accounting Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AutoFund Servicing, Inc.

By: /s/ J.T. Cloud
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J.T. Cloud

Director

May 15, 2003